Exhibit 4.

Specimen Stock Certificate

NUMBER                                                                  SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

WORLD HEALTH ALTERNATIVES, INC.

The Corporation is authorized to issue 100,000,000 Common Shares -- Par Value
$.0001

This Certifies that _____________________ is the owner of non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the
Corporation.

Dated _________________.

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President